Sub-Item 77Q1(d): Copies of Constituent Instruments Defining
The Rights of Shareholders Referred to in Sub-Item 77I

Effective August 22, 2016, the Goldman Sachs Target
 Date 2020 Portfolio, Goldman Sachs Target Date
 2025 Portfolio, Goldman Sachs Target Date
 2030 Portfolio, Goldman Sachs Target Date
2035 Portfolio, Goldman Sachs Target Date
2040 Portfolio, Goldman Sachs Target Date
2045 Portfolio, Goldman Sachs Target Date
2050 Portfolio, and Goldman Sachs Target Date
 2055 Portfolio (the Portfolios)
commenced offering Class A, Institutional,
Service, Class IR, Class R, and Class R6 Shares
(the Shares). The terms of the Shares
for the Portfolios described under
Sub-Item 77I are described in
Post-Effective Amendment
No. 46 to the Registrants
Registration Statement on Form N-1A,
 filed with the Securities and
Exchange Commission on June 23, 2016
 (Accession No. 0001193125-16-630220),
which is incorporated herein by reference.
 Amended Schedule A dated September 14, 2016 to the Registrants Amended and
 Restated Agreement and
Declaration of Trust dated April 16, 2013, which established the Shares for the Portfolios, is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 48 to the
 Registrants Registration Statement on
Form N-1A filed with the Securities and
 Exchange Commission on September 23, 2016
(Accession No. 0001193125-16-718564).